Exhibit 10.1

Execution Version

EXTENSION AMENDMENT

This EXTENSION AMENDMENT is dated as of December 16, 2021 (this “Amendment”) and is entered into by and among Atkins Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), Conyers Park Acquisition Corp., a Delaware corporation (“Parent”), Simply Good Foods USA, Inc. (f/k/a Atkins Nutritionals, Inc.), a New York corporation (“SGF” or the “Administrative Borrower”), Atkins Nutritionals Holdings, Inc., a Delaware corporation (“ANH”), Atkins Nutritionals Holdings II, Inc., a Delaware corporation (“ANH II”), NCP-ATK Holdings, Inc., a Delaware corporation (“NCP” and, together with ANH, ANHII and SGF, the “Borrowers” and, the Borrowers together with Holdings and Parent, the “Loan Parties”), Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”), the Consenting Lenders and the Replacement Lender.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 7, 2017, among the Borrowers, Holdings, Parent, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent and the other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Credit Agreement);

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, the Borrowers, Holdings, the Lenders party hereto constituting no less than all of the Lenders directly and adversely affected by the terms of this Amendment and the transactions contemplated hereby (including, for the avoidance of doubt, each Revolving Lender), and the Administrative Agent (solely to acknowledge this Amendment) agree to extend the maturity of the Revolving Commitments outstanding under the Credit Agreement immediately prior to the Amendment No. 3 Effective Date and certain other amendments as set forth herein, in each case subject to the terms and conditions hereof;

WHEREAS, each Revolving Lender under the Credit Agreement immediately prior to the Amendment No. 3 Effective Date (as defined below) (collectively, the “Existing Revolving Lenders”) that executes and delivers an executed signature page to this Amendment (the “Consenting Lenders”) thereby agrees to the terms and conditions of this Amendment (including in its capacity as an Issuing Bank);

WHEREAS, each Existing Revolving Lender that fails to deliver an executed signature page to this Amendment (each, a “Non-Consenting Revolving Lender”) shall, in accordance with Section 9.02(c) of the Credit Agreement, assign and delegate, without recourse, all of its interests, rights and obligations under the Credit Agreement in respect of its Revolving Commitments and Revolving Loans to the Replacement Lender (as defined below) by executing a counterpart of the Assignment and Assumption Agreement substantially in the form attached hereto as Annex A (an “Assignment”) and shall in accordance therewith sell all of its Revolving Commitments and Revolving Loans as specified therein, as further set forth in this Amendment;

WHEREAS, Deutsche Bank AG New York Branch (in such capacity, the “Replacement Lender”) agrees to purchase, and the Existing Revolving Lenders will sell to the Replacement Lender, immediately prior to effectiveness of this Amendment, Revolving Commitments and Revolving Loans of the Non-Consenting Revolving Lenders; and

WHEREAS, Barclays Bank PLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc. and Goldman Sachs Bank USA (each, an “Arranger” and, collectively, the “Arrangers”) are acting as joint lead arrangers and joint bookrunning managers for this Amendment;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

A.                 Amendments to Credit Agreement. On the Amendment No. 3 Effective Date, the Credit Agreement is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto, (ii) replace Schedule 2.01 to the Credit Agreement in its entirety with a new Schedule 2.01 in the form of Exhibit B hereto and (iii) replace Schedule 2.05 to the Credit Agreement in its entirety with a new Schedule 2.05 in the form of Exhibit C hereto.

B.                  Conditions Precedent. This Amendment shall become effective as of the first date (the “Amendment No. 3 Effective Date”) when each of the conditions set forth in this Section B shall have been satisfied (subject to the last sentence of this Section B) or waived:

1.       The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrowers, (ii) Holdings, (iii) Parent, (iv) the Administrative Agent, (v) the Consenting Lenders (which shall constitute all Revolving Lenders (including in their capacities as Issuing Banks), determined immediately after giving effect to this Amendment)) and (vi) the Replacement Lender.

2.       Immediately following receipt of duly executed counterparts hereof as contemplated by paragraph 1 of this Section, the Borrowers shall have (a) reimbursed or paid all reasonable and documented out-of-pocket expenses in connection with this Amendment (and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby) and any other out-of-pocket expenses of the Administrative Agent, in each case, as required to be paid or reimbursed pursuant to Section 9.03 of the Credit Agreement, (b) paid to the Revolving Lenders, each for its own account, an upfront fee equal to 0.25% of such Revolving Lender’s Revolving Commitments outstanding on the Amendment No. 3 Effective Date (giving effect to this Amendment) and (c) paid to the Administrative Agent, for the account of each Existing Revolving Lender, all accrued and unpaid interest and fees (including, for the avoidance of doubt any unused commitment fees and Letter of Credit fees) on the outstanding Revolving Commitments up to, but not including, the Amendment No. 3 Effective Date.

3.       The Administrative Agent shall have received a certificate of good standing (to the extent such concepts exists in the jurisdiction of incorporation, organization or formation of such Loan Party) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

4.       (x) The Replacement Lender shall have executed and delivered the Assignment contemplated by Section C below and all conditions to the consummation of the assignments in accordance with Section C below shall have been satisfied and such assignments shall have been consummated and (y) any fees, costs and any other expenses in connection with such assignment arising under Section 9.04 of the Credit Agreement shall have been paid in full or, in the case of transfer fees payable in connection with an assignment, waived by the Administrative Agent (it being understood that the Administrative Agent has waived the right to receive any processing and recordation fee as provided in Section 9.04(b) of the Credit Agreement in connection with this Amendment and the transactions contemplated hereby).

5.       The Arrangers and the Administrative Agent shall have received, at least three Business Days (or such later date as may reasonably be agreed to by the Arrangers and the Administrative Agent) prior to the Amendment No. 3 Effective Date, (A) all documentation and other information about any Loan Party reasonably requested by any Lender in writing with respect to any Loan Party, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the AML Legislation and (B) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, to the extent reasonably requested in writing by such Lender, as applicable, at least ten Business Day prior to the Amendment No. 3 Effective Date. The Arrangers and the Administrative Agent acknowledge this condition as satisfied.

C.	Other Terms.

1.       Terms Related to Replacement. The parties hereto agree that the Borrowers are exercising their rights under Section 9.02(c) of the Credit Agreement in connection with this Amendment to require any Non-Consenting Revolving Lender to assign all of its interests, rights and obligations under the Loan Documents, and pursuant to the Assignment, each Non-Consenting Revolving Lender shall sell and assign the principal amount of its existing Revolving Commitments and Revolving Loans as set forth in Schedule I to the Assignment, as such Schedule is completed by the Administrative Agent on or prior to the Amendment No. 3 Effective Date, to the Replacement Lender, as assignee under such Assignment, in each case, solely upon the consent and acceptance by the Replacement Lender and each Non-Consenting Revolving Lender, as applicable, shall be deemed to have executed a counterpart to such Assignment to give effect to such consent by such Non-Consenting Revolving Lender; provided, that an assignment shall be effective on the Amendment No. 3 Effective Date notwithstanding any failure by a Non-Consenting Revolving Lender to deliver an executed Assignment. The Replacement Lender shall be deemed to have consented to this Amendment with respect to such purchased Revolving Commitments and Revolving Loans, in each case, at the time of such assignment.

2.      [Reserved].

3.       [Reserved].

4.       Loan Party Certifications. By execution of Amendment, each of the undersigned hereby certifies, on behalf of the applicable Loan Party and not in his/her individual capacity, that as of the Amendment No. 3 Effective Date:

(i)                 each of Holdings, Parent, the Borrowers and the Restricted Subsidiaries is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept exists in the jurisdiction of organization of such person) under the laws of the jurisdiction of its organization or incorporation, (b) has the corporate power or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under this Amendment and the Credit Agreement (as modified hereby) and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the cases of clause (a) (other than with respect to the Borrowers), clause (b) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(ii)               this Amendment has been duly authorized, executed and delivered by each of Holdings, the Borrowers and Parent and when executed and delivered by the other parties hereto, will constitute a legal, valid and binding obligation of Holdings, each Borrower and Parent, enforceable against them in accordance with its terms, subject to applicable Debtor Relief Laws and any other applicable bankruptcy, insolvency, reorganization, moratorium, examinership or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(iii)             the execution and delivery by each Loan Party of this Amendment and the performance by each of Holdings, the Borrowers and Parent of this Amendment and the Credit Agreement (as modified hereby) and the consummation of the transactions contemplated hereby and thereby, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, any Intermediate Parent, the Borrowers or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, any Intermediate Parent, the Borrowers or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Intermediate Parent, the Borrowers or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Intermediate Parent, the Borrowers or any Restricted Subsidiary (other than Liens created under the Loan Documents) except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(iv)              the representations and warranties of each Loan Party set forth in any Loan Document to which it is a party are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 3 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date; and

(v)                no Default or Event of Default has occurred and is continuing (both immediately before and immediately after giving effect to this Amendment and the transactions contemplated hereby).

5.       Amendments; Execution in Counterparts; Severability; Interpretative Provisions.

(i)                 No amendment or waiver of any provision of this Amendment, and no consent to any departure by the Borrowers or any other Loan Party herefrom, shall be effective unless in writing and signed by the Administrative Agent, Holdings, the Borrowers or Parent, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(ii)               This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(iii)             Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(iv)              This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement (as modified hereby) and the other Loan Documents.

(v)                The rules of construction specified in Sections 1.02 through and including 1.08 of the Credit Agreement also apply to this Amendment, mutatis mutandis.

6.       GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.       Acknowledgement and Reaffirmation. Each Loan Party hereby:

(a)                (i) acknowledges that it has reviewed the terms and provisions of this Amendment (including, without limitation, Section 6), (ii) consents to the amendment of the Credit Agreement effected pursuant to this Amendment and (iii) reaffirms and confirms that each Loan Document to which it is a party or is otherwise bound, each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties pursuant to any such Loan Document and all Collateral encumbered thereby continues to guarantee or secure, as the case may be, in accordance with the terms of the applicable Loan Documents the payment and performance of all “Secured Obligations” under the Credit Agreement, and hereby ratifies the security interests in the Collateral (as defined in the Credit Agreement) granted by it pursuant to the Security Documents;

(b)                acknowledges and agrees that (i) each Loan Document to which it is a party or otherwise bound shall continue and remain in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment (except as specifically set forth herein), (ii) notwithstanding the conditions to effectiveness set forth in this Amendment, no consent by any Loan Party (other than Holdings and the Borrowers) is required by the terms of the Credit Agreement or any other Loan Document to the amendments to the Credit Agreement effected pursuant to this Amendment and (iii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require its consent to any future amendments to the Credit Agreement, except to the extent expressly set forth in Section 9.02 or other applicable section of the Credit Agreement;

(c)                agrees that the Loan Document Obligations and the Secured Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrowers when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Revolving Loans under the Credit Agreement as amended by this Amendment; and

(d)                acknowledges and agrees that nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.

8.       Borrowers’ Consent. For purposes of Section 9.04 of the Credit Agreement, the Borrowers hereby consent to any assignee of the Replacement Lender or any of its respective Affiliates (in each case otherwise being an Eligible Assignee) becoming a Lender in connection with the syndication of the Revolving Commitments acquired by the Replacement Lender pursuant to Section C hereof, to the extent the inclusion of such assignee in the syndicate has been disclosed in writing to and reasonably agreed by the Borrowers prior to the Amendment No. 3 Effective Date in accordance with the Engagement Letter.

9.       Miscellaneous.

(i)                 The provisions of this Amendment are deemed incorporated as of the Amendment No. 3 Effective Date into the Credit Agreement as if fully set forth therein. Except as specifically amended by this Amendment, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and (ii) the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

(ii)               The Borrowers hereby confirm that the indemnification provisions set forth in Section 9.03 of the Credit Agreement shall apply to this Amendment and any other documents prepared in connection herewith and the consummation and administration of the transactions contemplated hereby, and such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs) expenses and disbursements (including fees, disbursements and charges of counsel) (as more fully set forth therein as applicable) as described therein which may arise herefrom or in connection herewith; provided that expenses (including fees, disbursements and charges of counsel) (as more fully set forth therein as applicable) in excess of $25,000 shall not be reimburseable unless the Amendment No. 3 Effective Date occurs.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

6

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

ATKINS INTERMEDIATE HOLDINGS, LLC,
as Holdings and a Guarantor

By:	/s/ Todd Cunfer
Name:	Todd Cunfer
Title:	Chief Financial Officer

NCP-ATK HOLDINGS, INC.,
as a Borrower

By:	/s/ Todd Cunfer
Name: Title:	Todd Cunfer Chief Financial Officer

ATKINS NUTRITIONALS HOLDINGS, INC.,
as a Borrower

By:	/s/ Todd Cunfer
Name: Title:	Todd Cunfer Chief Financial Officer
ATKINS NUTRITIONALS HOLDINGS II, INC.,
as a Borrower

By:	/s/ Todd Cunfer
Name: Title:	Todd Cunfer Chief Financial Officer
SIMPLY GOOD FOODS USA, INC.,
as the Administrative Borrower

By:	/s/ Todd Cunfer
Name: Title:	Todd Cunfer Chief Financial Officer
CONYERS PARK ACQUISITION CORP.,
as Parent and a Guarantor

By:	/s/ Todd Cunfer
Name: Title:	Todd Cunfer Chief Financial Officer

[Atkins – Extension Amendment]

BARCLAYS BANK PLC, as Administrative Agent, Swing Line Lender and an Issuing Bank

By:	/s/ Christopher M. Aitkin
Name: Christopher M. Aitkin
Title: Vice President

[Atkins – Extension Amendment]

BMO Harris Bank N.A., as a Consenting Lender

By:	/s/ Andrew Berryman
Name: Andrew Berryman
Title: Director

GOLDMAN SACHS BANK USA, as a Consenting Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Atkins – Extension Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as Replacement Lender and immediately after giving effect to the Assignment contemplated by Section (C)(1), a Consenting Lender, Issuing Bank and Revolving Lender

By:	/s/ Alvin Varughese
Name: Alvin Varughese
Title: Managing Director

By:	/s/ Joseph Devine
Name: Joseph Devine
Title: Managing Director

[Atkins – Extension Amendment]

ANNEX A

Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between each Assignor identified in in Section 1 below (each, an “Assignor”) and Barclays Bank PLC (the “Assignee”). It is understood and agreed that the rights and obligations of each Assignor and the Assignee hereunder are several and not joint. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the applicable Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the applicable Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the principal amount of Revolving Commitments identified opposite such Lender’s name on Schedule I hereto under the caption “Revolving Commitments held immediately prior to the Amendment No. 3 Effective Date” and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the applicable Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by the applicable Assignor to the Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by any Assignor.

By purchasing the Assigned Interest, the Assignee agrees that, for purposes of that certain Extension Amendment dated as of December 16, 2021 (the “2021 Extension Amendment”), by and among the Borrowers, Parent, Holdings, the Replacement Lender, the Consenting Lenders referred to therein, and the Administrative Agent, it shall be deemed to have consented and agreed to the 2021 Extension Amendment.

1.	Assignor:	Truist Bank

2.	Assignee:	Deutsche Bank AG New York Branch

3.	Administrative Borrower:	Simply Good Foods USA, Inc.

4.	Administrative Agent:	Barclays Bank PLC, as the Administrative Agent under the Credit Agreement.

5.	Credit Agreement:	The Credit Agreement dated as of July 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among ATKINS INTERMEDIATE

HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CONYERS PARK PARENT MERGER SUB, INC., a Delaware corporation (“Parent Merger Sub”), CONYERS PARK ACQUISITION CORP., a Delaware corporation (“Parent” and following the Parent Merger as successor to Parent Merger Sub by operation of law), CONYERS PARK MERGER SUB 1, INC., a Delaware corporation (“Company Merger Sub 1”), CONYERS PARK MERGER SUB 2, INC., a Delaware corporation (“Company Merger Sub 2”), CONYERS PARK MERGER SUB 3, INC., a Delaware corporation (“Company Merger Sub 3”), CONYERS PARK MERGER SUB 4, INC., a Delaware corporation (“Company Merger Sub 4” or “Initial Administrative Borrower”, and, together with Company Merger Sub 1, Company Merger Sub 2, and Company Merger Sub 3, the “Company Merger Subs” and each, a “Company Merger Sub”, and collectively, the “Initial Borrowers”), NCP-ATK HOLDINGS, INC., a Delaware corporation (the “Company” and following the Company Merger as successor to Company Merger Sub 1 by operation of law), ATKINS NUTRITIONALS HOLDINGS, INC., a Delaware corporation (“ANH” and following the Company Merger as successor to Company Merger Sub 2 by operation of law), ATKINS NUTRITIONALS HOLDINGS II, INC., a Delaware corporation (“ANHII” and following the Company Merger as successor to Company Merger Sub 3 by operation of law), and SIMPLY GOOD FOODS USA, INC. (f/k/a ATKINS NUTRITIONALS, INC.), a New York corporation (“SGF” and following the Company Merger as successor to Company Merger Sub 4 by operation of law, the “Administrative Borrower” and, together with the Company, ANH and ANHII, the “Acquired Companies”, and the Acquired Companies, following the consummation of the Acquisition together with the Initial Borrowers, each individually, and collectively referred to herein as the context may require, as the “Borrower”), the LENDERS and ISSUING BANKS party thereto and BARCLAYS BANK PLC, as Administrative Agent (the “Administrative Agent”).

6.	Assigned Interest:	As indicated on Schedule I hereto.

7.	Effective Date:	December 16, 2021

B-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNEE:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name: Title:

By:
Name: Title:

Consented to and Accepted:

BARCLAYS BANK PLC,
as Administrative Agent, Swing Line Lender and Issuing Bank

By:
Name:
Title:

SIMPLY GOOD FOODS USA, INC.

By:
Name:
Title:

B-3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1       Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by Holdings, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2       Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement) and is not a Disqualified Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) if it is a Lender that is not a United States person, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, completed and duly executed by the Assignee and (viii) if it is an Affiliated Lender, it has indicated its status as such in the space provided on the first page of this Assignment and Assumption; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.       Payments. From and after the Effective Date referred to in this Assignment and Assumption, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the applicable Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

SCHEDULE I

Revolving Commitments

ASSIGNOR	Revolving Commitments held immediately prior to the Amendment No. 3 Effective Date	Revolving Commitments held immediately following the Amendment No. 3 Effective Date

EXHIBIT A

Conformed through Amendment No. 3 (Extension Amendment) - Execution Version

CREDIT AGREEMENT

Dated as of July 7, 2017

among

ATKINS INTERMEDIATE HOLDINGS, LLC,
as Holdings,

CONYERS PARK PARENT MERGER SUB, INC.,
initially, as Parent Merger Sub, succeeded by merger by

CONYERS PARK ACQUISITION CORP.,
as Parent,

CONYERS PARK MERGER SUB 4, INC.,

initially, as the Initial Administrative Borrower, succeeded by merger by

SIMPLY GOOD FOODS USA, INC. (F/K/A ATKINS NUTRITIONALS, INC.),
following the Company Merger and the Acquisition, as the Administrative Borrower,

CONYERS PARK MERGER SUB 1, INC., CONYERS PARK MERGER SUB 2, INC. and CONYERS PARK MERGER SUB 3, INC.,
initially, each as an Initial Borrower, succeeded by merger by

ATKINS NUTRITIONALS HOLDINGS, INC., ATKINS NUTRITIONALS HOLDINGS II, INC., and NCP-ATK HOLDINGS, INC.,
respectively, following the Company Merger and the Acquisition, each, as a Borrower,

the Swing Line Lender, the Lenders and the Issuing Banks party hereto,

BARCLAYS BANK PLC,
as the Administrative Agent

and

BANK OF MONTREAL and SUNTRUST BANK,
as Co-Documentation Agents
___________________________

BARCLAYS BANK PLC and
GOLDMAN SACHS BANK USA,
as Joint Lead Arrangers and Joint Bookrunners

CREDIT AGREEMENT dated as of July 7, 2017 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among Atkins Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), Conyers Park Parent Merger Sub, Inc., a Delaware corporation (“Parent Merger Sub”), Conyers Park Acquisition Corp., a Delaware corporation (“Parent” and following the Parent Merger (as defined below), successor to Parent Merger Sub by operation of law and following the Acquisition, a “Loan Party”), Conyers Park Merger Sub 1, Inc., a Delaware corporation (“Company Merger Sub 1”), Conyers Park Merger Sub 2, Inc., a Delaware corporation (“Company Merger Sub 2”), Conyers Park Merger Sub 3, Inc., a Delaware corporation (“Company Merger Sub 3”), Conyers Park Merger Sub 4, Inc., a Delaware corporation (“Company Merger Sub 4” or the “Initial Administrative Borrower”, and together with Company Merger Sub 1, Company Merger Sub 2, and Company Merger Sub 3, the “Company Merger Subs”, and each, a “Company Merger Sub”, and collectively, the “Initial Borrowers”), NCP-ATK Holdings, Inc., a Delaware corporation (the “Company” and following the Company Merger (as defined below), successor to Company Merger Sub 1 by operation of law, and following the Acquisition, a “Loan Party”), Atkins Nutritionals Holdings, Inc., a Delaware corporation (“ANH” and following the Company Merger, successor to Company Merger Sub 2 by operation of law, and following the Acquisition, a “Loan Party”), Atkins Nutritionals Holdings II, Inc., a Delaware corporation (“ANHII” and following the Company Merger, successor to Company Merger Sub 3 by operation of law, and following the Acquisition, a “Loan Party”), and ~~Atkins Nutritionals~~Simply Good Foods USA, Inc., a New York corporation (“~~ANI~~SGF” and following the Company Merger, successor to Company Merger Sub 4 by operation of law, and following the Acquisition, the “Administrative Borrower” and together with the Company, ANH and ANHII, the “Acquired Companies”, and the Acquired Companies, following the consummation of the Acquisition, together with the Initial Borrowers, each individually, and collectively referred to herein as the context may require, as the “Borrower”), the Swing Line Lender, the Lenders and the Issuing Banks party hereto and Barclays Bank PLC, as the Administrative Agent.

Preliminary Statements:

WHEREAS, Holdings and certain of its Subsidiaries intend to acquire the Acquired Companies and their subsidiaries pursuant to the Acquisition Agreement;

WHEREAS, in order to finance the Debt Repayment and the Acquisition and to provide for the working capital needs and general corporate requirements (including maintaining cash on the balance sheet of Holdings and its Subsidiaries and to finance permitted Investments, acquisitions, capital expenditures and Restricted Payments) of Holdings and its Restricted Subsidiaries after giving effect to the Acquisition, the Borrower has requested that the Lenders extend credit in the form of (a) Initial Term Loans in an aggregate principal amount of $200,000,000 on the Effective Date and (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date in an aggregate principal amount of up to $75,000,000.

WHEREAS, the proceeds of the Loans borrowed on the Effective Date, together with the proceeds of the Equity Contribution, will be used to fund (v) cash to the balance sheet of the time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other applicable date of determination) for the purchase of such Alternative Currency with Dollars.

“Amendment No. 2” shall mean Amendment No. 2 (Incremental Facility Amendment), dated as of November 7, 2019, among the Borrowers, Holdings, Parent, the other Loan Parties party thereto, the Administrative Agent and the Additional Term Lenders party thereto.

“Amendment No. 2 Effective Date” shall mean the date on which the 2019 Incremental Term Loans are funded in accordance with Amendment No. 2 pursuant to Section 3 thereof.

“ANH” has the meaning given to such term in the preliminary statements hereto.

“ANHII” has the meaning given to such term in the preliminary statements hereto.

~~“ANI” has the meaning given to such term in the preliminary statements hereto.~~

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2).

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, with respect to Letters of Credit, LC Disbursements and LC Exposure, “Applicable Percentage” shall mean the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided further that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any

Senior Secured First Lien Net Leverage Ratio	Commitment Fee Percentage
Category 3	0.250%
Less than or equal to 2.50 to 1.00

For purposes of the foregoing, each change in the Commitment Fee Percentage resulting from a change in the Senior Secured First Lien Net Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Commitment Fee Percentage shall be based on the rates per annum set forth in Category 1 if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Commitment Letter” means the commitment letter, dated as of April 10, 2017, among the Borrower and the Joint Lead Arrangers.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning given to such term in the preliminary statements hereto.

“Company Merger” means each of (i) the merger of Company Merger Sub 1 with and into the Company, with the Company surviving such merger, (ii) the merger of Company Merger Sub 2 with and into ANH, with ANH surviving such merger, (iii) the merger of Company Merger Sub 3 with and into ANHII, with ANHII surviving such merger, and (iv) the merger of Company Merger Sub 4 with and into ~~ANI~~SGF, with ~~ANI~~SGF surviving such merger.

“Company Merger Sub 1” has the meaning given to such term in the preliminary statements hereto.

“Company Merger Sub 2” has the meaning given to such term in the preliminary statements hereto.

“Company Merger Sub 3” has the meaning given to such term in the preliminary statements hereto.

“Company Merger Sub 4” has the meaning given to such term in the preliminary statements hereto.

such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Incremental Revolving Commitment Increase, (iv) a Loan Modification Agreement or (v) an Additional/Replacement Revolving Commitment. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01 or, in each case, in the Assignment and Assumption, Loan Modification Agreement, Incremental Facility Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. As of the Effective Date, the initial aggregate amount of the Lenders’ Revolving Commitments is $75,000,000.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans, such Revolving Lender’s Applicable Percentage of all Swing Line Loans then outstanding and such Revolving Lender’s LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to Section 2.01.

“Revolving Maturity Date” means ~~(i) July 7, 2022~~the earlier of (x) the date that is 91 days prior to then-effective stated Maturity Date of the Initial Term Loans if, on such date, the aggregate outstanding principal amount of the Initial Term Loans and any Indebtedness that refinances the Initial Term Loans exceeds $0 and (y) (i) December 16, 2026 (or if such day is not a Business Day, the immediately preceding Business Day) or (ii) with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment and with respect to any Issuing Bank that has consented to such extension, the extended maturity date set forth in any such Loan Modification Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctions” means any economic sanctions administered or enforced by the United States Government (including without limitation, OFAC).

“Sanctioned Country” means, at any time, a country or territory which is the target of any comprehensive Sanctions (as of the date of this Agreement, the Crimea Republic of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and any Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“SGF” has the meaning given to such term in the preliminary statements hereto.

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit K.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit L, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“Specified Acquisition Agreement Representations” means such of the representations made by the Company with respect to the Acquired Companies and their subsidiaries in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Parent or its applicable affiliates have the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Acquisition

EXHIBIT B

Schedule 2.01

Commitments and Loans

(As of the Amendment No. 3 Effective Date)

Term Commitments

Revolving Commitments

Lender	Revolving Loan Commitment
Barclays Bank PLC	$27,500,000
Deutsche Bank AG New York Branch	$17,500,000
Goldman Sachs Bank USA	$15,000,000
BMO Harris Bank N.A.	$15,000,000
Total	$75,000,000

Fronting Exposure Cap

Issuing Bank	Fronting Exposure Cap
Barclays Bank PLC	36 2/3%
Deutsche Bank AG New York Branch	23 1/3%
Goldman Sachs Bank USA	20.0%
BMO Harris Bank N.A.	20.0%

EXHIBIT C

Schedule 2.05

Letter of Credit Commitments

Issuing Bank	Maximum LC Exposure
Barclays Bank PLC	$11,000,000
Goldman Sachs Bank USA	$7,000,000
Deutsche Bank AG New York Branch	$6,000,000
BMO Harris Bank N.A.	$6,000,000